EXHIBIT 99.A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Daqo New Energy Corp., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 17, 2015.

Dated: February 17, 2015

Xiang Xu

/s/ Xiang Xu

Plenty China Limited

By:	/s/ Xiang Xu
Name: Xiang Xu
Title: Director

Duke Elite Limited

By:	/s/ Xiang Xu
Name: Xiang Xu
Title: Director